As filed with the Securities and Exchange Commission on December 21, 2004
                                                         Reg. No. 333-_________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                    -----------------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                       -----------------------------------
                      ADVANCED PLANT PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)

         DELAWARE                                               59-2762023
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                               identification No.)

                               43 WEST 33RD STREET
                            NEW YORK, NEW YORK 10001
               (Address of principal executive offices) (Zip Code)

                ------------------------------------------------

                        2004 FOURTH INCENTIVE STOCK PLAN
                              (Full title of plan)

                        --------------------------------

                              DAVID LIEBERMAN, CEO
                               43 WEST 33RD STREET
                            NEW YORK, NEW YORK 10001
                     (Name and address of agent for service)

                                  212-695-3334
          (Telephone number, including area code, of agent for service)

                                   Copies to:
                             Gregory Sichenzia, Esq.
                            Stephen M. Fleming, Esq.
                       Sichenzia Ross Friedman Ference LLP
                     1065 Avenue of the Americas, 21st Floor
                            New York, New York 10018
                                  212-930-9700

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------
                                                  Proposed maximum   Proposed maximum
Title of securities        Amount to be           offering price     Aggregate offering    Amount of
to be registered           Registered             per share*         Price                 Registration fee
----------------------- --------------------- -------------------- --------------------- ------------------
Common Stock              75,000,000               $0.0028            $210,000                $24.72
($.0007 par value)
----------------------- --------------------- -------------------- --------------------- ------------------

* Estimated solely for the purpose of determining the amount of registration fee and pursuant to Rules 457(c) and 457 (h) of the General Rules and Regulations under the Securities Act of 1993, based upon the average of the high and low selling prices per share of Common Stock of Advanced Plant Pharmaceuticals, Inc. on December 17, 2004.

                                     PART I

ITEM 1.  PLAN INFORMATION.

         The documents containing the information specified in Item 1 will be sent or given to participants in the Registrant's 2004 Fourth Incentive Stock Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "SEC") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

ITEM 2.  REGISTRANT INFORMATION, THE 2004 FOURTH INCENTIVE STOCK PLAN.

         Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees, non-employee directors and consultants, pursuant to Rule 428(b) or additional information about the 2004 Fourth Incentive Stock Plan are available without charge by contacting:

David Lieberman, CEO
43 West 33rd Street
New York, New York 10001
212-695-3334

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The Registrant hereby incorporates by reference into this Registration Statement the documents listed below. In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents:

      o Reference is made to the Registrant's annual report on Form 10-KSB and Form 10-KSB/A, as filed with the SEC on April 14, 2004 and April 16, 2004 respectively, which are hereby incorporated by reference.

      o Reference is made to the Registrant's quarterly report on Form 10-QSB, as filed with the SEC on November 23, 2004, which is hereby incorporated by reference.

      o Reference is made to the Registrant's current reports on Form 8-K, as filed with the SEC on December 9, 2004 and December 20, 2004, which are hereby incorporated by reference.

      o     Reference is made to the Registrant's information statement on
            Schedule 14C as filed with the SEC on January 9, 2004, which is hereby incorporated by reference.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. The Company's Certificate of Incorporation provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except as limited by Delaware law. The Company's Bylaws provide that the Company shall indemnify to the full extent authorized by law each of its directors and officers against expenses incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of the corporation.

         Insofar as indemnification for liabilities may be invoked to disclaim liability for damages arising under the Securities Act of 1933, as amended, or the Securities Act of 1934, (collectively, the "Acts") as amended, it is the position of the Securities and Exchange Commission that such indemnification is against public policy as expressed in the Acts and are therefore, unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         None.

ITEM 8.  EXHIBITS.

         EXHIBIT
         NUMBER            EXHIBIT
         -------           -------
         4.1               2004 Fourth Incentive Stock Plan

         5.1               Opinion of Sichenzia Ross Friedman Ference LLP

         23.1              Consent of Livingston, Wachtell & Co., LLP

         23.2 Consent of Sichenzia Ross Friedman Ference LLP is contained in Exhibit 5.1.

ITEM 9.  UNDERTAKINGS.

         (a) The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of an amendment to a filing on Form S-8 and authorized this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on December 20, 2004.

                                   ADVANCED PLANT PHARMACEUTICALS, INC.

                                   /s/ David Lieberman
                                   ---------------------------------------------
                                   David Lieberman
                                   Chief Executive Officer


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